EXHIBIT 5.1

200 East Randolph Drive
Chicago, Illinois 60601

(312) 861-2000	Facsimile: (312) 861-2200
www.kirkland.com

August 22, 2008

World Omni Auto Leasing LLC

190 Jim Moran Boulevard

Deerfield Beach, Florida 33442

Re:	World Omni Auto Leasing LLC
World Omni LT
Pre-Effective Amendment No. 1 to Registration Statement on Form S-3 (No. 333-152253)

We have acted as special counsel to World Omni Auto Leasing LLC, a Delaware limited liability company (the “Depositor”), and World Omni LT (“WOLT” and collectively with the Depositor, the “Registrants”), in connection with the above-referenced Pre-Effective Amendment No. 1 to Registration Statement (together with the exhibits and any amendments thereto, the base prospectus (the “Prospectus”) and the form of prospectus supplement described therein, the “Registration Statement”), filed by the Registrants with the Securities and Exchange Commission in connection with the registration (i) by the Depositor of Asset Backed Securities (the “Securities”) to be sold from time to time in one or more series in amounts to be determined at the time of sale and to be set forth in one or more Supplements (each, a “Prospectus Supplement”) to the Prospectus included in the Registration Statement, and (ii) by WOLT of Exchange Notes related to the Securities to be issued to one or more Trusts (as defined below), which will not be offered to investors under the Registration Statement.

As described in the Registration Statement, the Securities of each series will be issued by a trust to be formed with respect to such series (a “Trust”). Each Trust will be a Delaware statutory trust to be formed by the Depositor pursuant to a Trust Agreement (each, a “Trust Agreement”) between the Depositor and an Owner Trustee to be specified in the related Prospectus Supplement. Each series of Securities issued by a Trust may include one or more classes of Asset Backed Notes (the “Notes”) and one or more classes of Asset Backed Certificates (the “Certificates”). The Notes of any Trust will be issued pursuant to an Indenture (each, an “Indenture”) by and between such Trust and an Indenture Trustee to be specified in the related Prospectus Supplement. The Certificates of any Trust will be issued pursuant to a Trust Agreement.

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World Omni Auto Leasing LLC

August 22, 2008

We are generally familiar with the proceedings required to be taken in connection with the proposed authorization, issuance and sale of the Notes and Certificates, and in order to express the opinion hereinafter stated, we have examined copies of the Registration Statement and, in each case as filed as an exhibit to or incorporated by reference in the Registration Statement, (i) the form of Indenture (including the form of Notes included as an exhibit thereto), (ii) the form of Trust Agreement (including the form of Certificate of Trust to be filed pursuant to the Delaware Business Trust Act included as an exhibit thereto (a “Trust Certificate”)), (iii) the form of Exchange Note Sale Agreement between Auto Lease Finance LLC and the Depositor, (iv) the form of Exchange Note Transfer Agreement between the Depositor and the related Trust, (v) the form of Exchange Note Supplement to Collateral Agency Agreement among WOLT, AL Holding Corp., U.S. Bank National Association and Auto Lease Finance LLC, (vi) the form of Servicing Supplement to Closed-End Servicing Agreement among WOLT, AL Holding Corp. and World Omni Financial Corp., as servicer, and (vii) the form of Administration Agreement among the related Trust, the related Indenture Trustee and World Omni Financial Corp., as administrator (collectively, the “Operative Documents”). We have examined such other documents and such matters of law, including the form of Underwriting Agreement to be executed by the Depositor and the representatives of the several underwriters to be parties thereto, as filed as an exhibit to the Registration Statement, and we have satisfied ourselves as to such matters of fact, as we have considered relevant for purposes of this opinion.

On the basis of the foregoing and on the basis of our examination of the Depositor’s Certificate of Formation and Limited Liability Company Agreement and a review of a Certificate of the Secretary of State of the State of Delaware as to the good standing of the Depositor, it is our opinion that:

(i)	The Depositor is a limited liability company validly existing and in good standing under the laws of the State of Delaware; and

(ii)

With respect to the Notes and Certificates of any series issued by any Trust, when, as and if (i) the Registration Statement becomes effective pursuant to the provisions of the Securities Act of 1933, as amended, (ii) the principal amount or certificate balance, price, interest rate and other principal terms of such Notes and Certificates and the forms of such Notes and Certificates have been duly established and approved by the Depositor’s Board of Directors, (iii) the Operative Documents relating thereto have each been duly completed, executed and delivered by the parties thereto substantially in the form we have examined, duly reflecting the terms established as described above, (iv) the Trust Certificate for the related Trust has been duly executed by the Owner Trustee and timely filed with the Secretary of State of the State of Delaware, (v) the related Indenture has been duly qualified under the

World Omni Auto Leasing LLC

August 22, 2008

Trust Indenture Act of 1939, as amended, and (vi) such Notes and Certificates have been duly executed and issued by such Trust and authenticated by the Indenture Trustee or the Owner Trustee, as appropriate, and sold by the Depositor, all in accordance with the terms and conditions of the related Operative Documents and in the manner described in the Registration Statement, such Notes and Certificates will have been duly authorized by all necessary action of such Trust and will have been legally issued and will be enforceable in accordance with their terms and entitled to the benefits of the related Operative Documents, except as the same may be limited by Title 11 of the United States Code or other bankruptcy, insolvency, reorganization, moratorium, or other laws relating to or affecting the enforcement of creditors’ rights or the relief of debtors, as may be in effect from time to time, or by general principles of equity.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of securities or “Blue Sky” laws of the various states to the offer or sale of the Notes and Certificates.

We wish to advise you that we are members of the bar of the State of New York and the opinions expressed herein are limited to the laws of the State of New York, the federal laws of the United States, the Delaware Limited Liability Company Act and the Delaware Business Trust Act.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement, the filing of our opinion of even date herewith with respect to material tax matters as Exhibit 8.1 to the Registration Statement, to the reference to our firm in the Prospectus included in the Registration Statement under the captions “Federal Income Tax Consequences” and “Legal Matters” and to the reference to our firm in the Prospectus Supplement included in the Registration Statement under the captions “Summary of Terms,” “Federal Income Tax Consequences” and “Legal Matters.” In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Sincerely,

/s/ KIRKLAND & ELLIS LLP

KIRKLAND & ELLIS LLP